Exhibit 10.38

REIT Grant Form

TPG RE FINANCE TRUST, INC.

2017 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

(For Non-Management Directors)

TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), hereby grants to [●] (the “Holder”) as of [●], 20[●] (the “Grant Date”), pursuant to the terms and conditions of the TPG RE Finance Trust, Inc. 2017 Equity Incentive Plan (the “Plan”), a restricted stock award (the “Award”) of [●] shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon and subject to the restrictions, terms, and conditions set forth in the Plan and this agreement (this “Agreement”).

1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.Rights as a Stockholder. Except as otherwise provided in this Agreement, the Holder shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends, and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.Restriction Period and Vesting.

3.1Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in its entirety on [●], provided the Holder continues to serve as a director of the Company through the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2Change in Control. Upon a Change in Control, the Award shall be subject to Section 6.8 of the Plan.

3.3Termination of Service as a Director. If the Holder’s service as a director of the Company terminates prior to the end of the Restriction Period for any reason other than death or Disability, then the portion of the Award that was not vested immediately prior to such termination of service as a director of the Company shall be immediately forfeited by the Holder and cancelled by the Company.  The foregoing vesting schedule notwithstanding, if the Holder’s continuous service terminates due to the Holder’s death or Disability, 100% of the unvested portion of the Award shall vest as of the date of such termination.  For purposes of this Award, “Disability” means, as determined by the Board or the Committee in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that the Holder is unable to perform the essential functions of his duties as a director of the Company for three (3) consecutive months or three (3) months during any twelve (12)-month period.

4.Book Entry; Certificates.  The Company shall recognize the Holder’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Common Stock granted hereunder may be issued by the Company, and any such certificates shall be registered in the Holder’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (a) the vesting of the Award pursuant to this Agreement and (b) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Common Stock subject to the Award. As soon as practicable following such time, any certificates for the Common Stock subject to the Award shall be issued to the Holder or to the Holder’s legal guardian or representative, along with the stock powers relating thereto. No certificates shall be issued for fractional shares. To the extent required by the Company, the Holder shall deliver to the Company a stock power, duly endorsed in blank, relating to any portion of the Award that has not previously vested. However, the Company shall not be liable to the Holder for damages relating to any delays in issuing the certificates (if any) to the Holder, any loss by the Holder of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

5.Nontransferability of Award. Prior to the date on which shares of Common Stock subject to this Award have become vested pursuant to Section 3, such shares of Common Stock may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment, or similar process, except for transfers (i) by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company, or (ii) to the Holder’s family members, a trust or entity established by the Holder for estate planning purposes, or a charitable organization designated by Holder or pursuant to a qualified domestic relations order, in each case, without consideration. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of such shares of Common Stock other than as permitted hereunder shall be null and void.

6.Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired pursuant to this Agreement will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares of Common Stock shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share of Common Stock, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares of Common Stock and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.Additional Terms and Conditions of Award.

7.1Withholding Taxes. To the extent applicable:

(a)The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the vesting of the Award, payment by the Holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award (the “Required Tax Payments”).

(b)The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered, or an amount of cash which would otherwise be payable to the Holder, having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3).   If shares of Common Stock are used to pay all or part of such withholding tax obligation, the number of shares of Common Stock which may be withheld, surrendered, or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender, or reduction equal to the aggregate amount of such liabilities based on the greatest statutory withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.  Notwithstanding any action the Company takes with respect to any or all Required Tax Payments, the ultimate liability for all Required Tax Payments is and remains the Holder’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Required Tax Payments in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Holder’s liability for Required Tax Payments.

7.2Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Board. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Board regarding any such adjustment shall be final, binding and conclusive.

7.3Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares of Common Stock hereunder, the shares of Common Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued service as a director of the Company, any Subsidiary or any affiliate of the Company, including the Manager, or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company, including the Manager, to terminate the employment or service of any person at any time.

7.5Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.6Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors, and assigns.

7.7Section 83(b) Election. By accepting this Agreement, Holder acknowledges his or her understanding that Holder may file with the Internal Revenue Service an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), no later than 30 days after the Grant Date, to include in his or her gross income the fair market value of the unvested shares of Common Stock subject to the Award as of the Grant Date. Before filing a Section 83(b) Election with the Internal Revenue Service, the Holder shall (i) notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (ii) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such unvested shares of Common Stock, or otherwise make arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

7.8Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to TPG RE Finance Trust, Inc., Attn: Deborah J. Ginsberg, at 888 Seventh Avenue, 35th Floor, New York, New York, 10106, and if to the

Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mail or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.9Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.10Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan, and by signing and returning this Agreement to the Company, at the address stated herein, it agrees to be bound by the terms and conditions of this Agreement and the Plan.

7.11Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

7.12Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.13Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement.

7.14Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

[Signature Page Follows]

TPG RE FINANCE TRUST, INC.

By:
Name:
Title:

Accepted this [●]th day of [●], 20[●]

[●]

Signature Page to Restricted Stock Award Agreement

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include the value of the property described below in gross income in the year of transfer and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and taxpayer identification number of the undersigned are:

[Name]

[Address]

[Social Security Number]

2.Description of the property with respect to which the election is being made:

__________ shares of Common Stock of TPG RE Finance Trust, Inc., a Maryland corporation, granted to the undersigned as restricted stock.

3.	The date on which the property was transferred is [insert grant date] (the “Grant Date”).

The taxable year to which this election relates is calendar year [___]

4.The nature of the restrictions to which the property is subject is:

The property shall vest in its entirety on the one-year anniversary of the Grant Date, provided the taxpayer continues to serve as a director of TPG RE Finance Trust, Inc. through the applicable vesting date, except in the case of death or disability, in which case, the property shall become 100% vested upon the termination of the taxpayer’s services.

5.Fair market value:

The fair market value (determined without regard to any restrictions) of the property with respect to which this election is being made was $[_____] per share at the time of transfer.

6.Amount paid for property:

The taxpayer has paid $0 for the property.

7.Furnishing statement to employer:

A copy of this statement has been furnished to TPG RE Finance Trust, Inc.

Dated:

A-1